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                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

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[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Under Rule 14a-12

                          Willamette Industries, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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A link to the following letter has been posted on the intranet and website of
Willamette Industries, Inc. accompanied by a legend which complies with Rule 14a-12(a)(ii) of the Securities Exchange Act of 1934, as amended:

Support Willamette against takeover

We at Starker Forests think the hostile takeover attempt by Weyerhaeuser to control Willamette Industries is bad for Oregon communities and bad for Oregon's forest economy. Weyerhaeuser and Willamette are both good companies but if they merge Oregon will lose an important piece of its diverse fabric.

We will lose local leadership in much of what makes Oregon the place we are proud to call home. We have seen, on a weekly basis, the support Willamette gives, both financially and in employee time, for worthwhile projects.

We appreciate the commitment Willamette makes to the people and forests of Oregon through its decentralized management structure. This allows them to know their land and their neighbors, doing a better job of meshing company and local needs. Willamette's corporate culture supports innovation and creativity in all aspects of its business.

Weyerhaeuser and Willamette each own about 10 percent of the private forestland in western Oregon. Starker Forests has been forestland neighbors with Willamette for over 60 years. We think it is better for the forest resource and the forest economy, in terms of diversity and stability, to have two strong 10 percent players rather than one dominant 20 percent player.

Please support Willamette as a critical part of Oregon's fabric. Talk to your friends and politicians. We are going to keep our Willamette stock and urge the managers of our mutual fund investments to retain Willamette as well. Let's keep Willamette as a long-term part of Oregon's sustainable future.

Barte B. Starker
B. Bond Starker
Corvallis
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This Letter to the Editor was written by Barte B. Starker and B. Bond Starker and published in the Corvallis Gazette-Times on January 29, 2001. The publisher has consented to the posting of a link to this letter on the Company's website.